LOCK-UP AGREEMENT

November 29, 2007

Gentlemen:

The undersigned is a director and/or beneficial owner of shares of common stock, par value $0.0001 per share (“Common Stock”), of Surfect Holdings, Inc., a Delaware corporation (the “Company”). The undersigned understands that the Company will offer up to $3 million of its shares of Common Stock to accredited investors in a private placement offering at $0.04 per share (the “Funding Transaction”). The undersigned also understands that Westminster Securities Corporation has acted as placement agent with respect to the Funding Transaction (the “Placement Agent”). The undersigned understands that the Company and the Placement Agent will proceed with the Funding Transaction in reliance on this Agreement.

In recognition of the benefit that the Funding Transaction will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees, for the benefit of the Company, the Placement Agent and each investor in the Funding Transaction, that, during the period beginning on the closing of the Funding Transaction (the “Closing Date”) and ending eighteen (18) months after the Closing Date, the undersigned will not, without the prior written consent of the Placement Agent, directly or indirectly, offer, sell, contract to sell, grant any option to purchase, hypothecate, pledge, or otherwise dispose of or transfer title to any Common Stock held by him or it.

In furtherance of the foregoing, the Company and the Company’s transfer agent are hereby authorized to decline to make any transfer of any Common Stock if such transfer would constitute a violation or breach of this Agreement.

Notwithstanding the foregoing, the undersigned (and any transferee of the undersigned) may transfer any Common Stock (i) as a bona fide gift or gifts, provided that prior to such transfer the donee or donees thereof agree in writing to be bound by the restrictions set forth herein, (ii) to any trust, partnership, corporation or other entity formed for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that prior to such transfer a duly authorized officer, representative or trustee of such transferee agrees in writing to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) to non-profit organizations qualified as charitable organizations under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or (iv) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that prior to such transfer the transferee executes an agreement stating that the transferee is receiving and holding Common Stock subject to the provisions of this Agreement. For purposes hereof, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, the foregoing shall not prohibit privately negotiated transactions, provided the transferees agree, in writing, to be bound to the terms of the lock-up agreements for the balance of the lock-up period.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this agreement and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York without regard to the principles of conflicts of laws.

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same instrument.

Very truly yours,

ITU Ventures West I, L.P.

By: /s/ Jonah Schnel Name: Jonah Schnel Title: Manager

/s/ Jonah Schnel Jonah Schnel

/s/ Chad Brownstein Chad Brownstein

Date: November 29, 2007